Exhibit 99.1

BlackRidge Technology Establishes Subsidiary to Commercialize New Security Technologies for Blockchain Networks

'BlackRidge Secure Blockchain' Subsidiary to Leverage Patented First Packet Authentication™ to Secure Blockchains for Commercial and Cryptocurrency Markets

Reno, NV – September 27, 2017 – BlackRidge Technology International, Inc. (OTCQB: BRTI), a leading provider of next generation cyber defense solutions, has formed a new business subsidiary called BlackRidge Secure Blockchain to pursue new market opportunities for securing blockchain applications.

The BlackRidge Secure Blockchain subsidiary intends to develop and market a next generation security solution for blockchains to address vulnerabilities that are being exploited. A provisioned blockchain for commercial and cryptocurrency markets can be attacked and compromised, not unlike the recent website hacks that resulted in customer records being stolen.

BlackRidge's patented First Packet Authentication™ technology can cloak and protect communications between clients/miners, eliminating exposure of transactions and blocks to network attacks, and similarly protect communications between miners to reduce the time to achieve consensus. A user of a provisioned blockchain protected by BlackRidge will know that the blocks on the chain are immutable and that the communication paths between the participating nodes are secure.

"Given the increasing number of blockchain breaches in the past year, an additional layer of network protection is needed for provisioned blockchains," said John Hayes, CTO and cofounder of BlackRidge Technology. "Our identity-based cyber defense technology can protect blockchain communications and nodes from network scanning, spoofing attacks, and distributed denial of service attacks."

About BlackRidge Technology
BlackRidge Technology (OTCQB: BRTI) provides next generation cyber defense solutions that stop cyber-attacks and block unauthenticated access. BlackRidge's patented First Packet Authentication™ technology was developed for the military to cloak and protect servers and segment networks. BlackRidge Transport Access Control authenticates user and device identity and enforces security policy on the first packet of network sessions. This new level of real-time protection blocks or redirects unidentified and unauthorized traffic to stop attacks and unauthorized access, isolates systems and segments networks, and provides identity attribution. BlackRidge was founded in 2010 to commercialize its military grade and patented network security technology. For more information, visit www.blackridge.us.
Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on August 14, 2017, which can be found on the SEC's website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Media Contact:
Sahl Communications
Kim Plyler
+1-484-554-5582
kim@sahlcomm.com

Investor Relations Contact:
MZ North America
Chris Tyson
Managing Director
+1-949-491-8235
BRTI@mzgroup.us